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                                                                    EXHIBIT 16
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Coopers & Lybrand L.L.P.
333 Market Street
San Francisco, CA  94105




April 3, 1997



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549




Gentlemen:


We have read the statements made by Pacific Telesis Group (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of April, 1997. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,





/s/ Coopers & Lybrand L.L.P.
Coopers and Lybrand